Exhibit 10.25

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

(As Amended and Restated, Effective January 1, 2015)

First Amendment

Pursuant to Section 9.1 of The TJX Companies, Inc. Executive Savings Plan (As Amended and Restated, Effective January 1, 2015) (the “Plan”), The TJX Companies, Inc. hereby clarifies and amends the Plan effective as follows:

A. The following provisions (as set forth in paragraphs 1-7) of the 409A Plan (as defined in the Plan) are hereby amended to clarify their intent as follows, effective as though included in the Plan at all relevant times:

1. Section 4.4 is hereby clarified by adding the following sentence to the end thereof:

“The Administrator shall prescribe rules to adjust (reduce) Account balances to reflect an apportionment of any or all such expenses (as determined by the Administrator) on a notional basis among Participants.”

2. Section 5.1(e) is hereby clarified by replacing the word “shall” with the word “will” in clause (i) of the second sentence thereof.

3. Section 6.2(b)(ii) is hereby clarified by replacing the word “shall” with the word “will” in clause (i) of the fifth sentence thereof.

4. Section 9.1 is hereby clarified by replacing the word “or” with the word “and” between the words “materially” and “adversely”.

5. Section 11.1 is hereby clarified by adding the following sentence at the end thereof:

“While the Plan is intended to comply with the requirements of Section 409A of the Code and guidance issued thereunder, in no event shall the Employer, or any other person acting on behalf of the Employer, be liable to any Participant or any other person by reason of any acceleration of income or any additional tax (including any interest and penalties), asserted with respect to the Plan or an Account thereunder by reason of the failure of the Plan or an Account to satisfy the applicable requirements of Section 409A of the Code in form or in operation.”

6. Section 11.5 is hereby clarified by adding the following sentence immediately after the first sentence thereof:

“For the avoidance of doubt, no amount payable to a Participant or a Beneficiary under the Plan will be subject to the provisions of Section 206(d)(3) of ERISA or Section 414(p) of the Code.”

7. Exhibit A (“Definition of ‘Change of Control’”) is hereby amended by replacing section (d) thereof in its entirety with the following:

“(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation (“Surviving Entity”) having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), a Change of Control shall not be deemed to have taken place unless and until the acquisition, merger, or consolidation contemplated by such agreement is consummated (but immediately prior to the consummation of such acquisition, merger, or consolidation, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).”

B. The following additional amendments (as set forth in paragraphs 8-17) to the 409A Plan shall be effective as of January 1, 2016:

8. Section 1.16 (definition of “Eligible Deferrals”) is hereby amended by replacing the first sentence thereof in its entirety with the following:

“ ‘Eligible Deferrals’ means (a) in the case of any Participant who is an Employee, who is a Vice President or higher, Elective Deferrals attributable to Eligible Basic Compensation with respect to a Plan Year not in excess of ten percent (10%) of the Participant’s Eligible Basic Compensation, and (b) in the case of any Participant who is an Employee with a title of Assistant Vice President or Buyer III (and, to the extent provided by the Administrator in its sole discretion, any Participant who is an Employee with a title below Assistant Vice President or Buyer III who previously held the title of Assistant Vice President or Buyer III), Elective Deferrals attributable to Eligible Basic Compensation with respect to a Plan Year not in excess of the applicable percentage of the Participant’s Eligible Basic Compensation, where ‘applicable percentage’ means ten percent (10%) for Plan Years beginning on or after January 1, 2016 in the case of any such Participant who is not a Pension Eligible Participant, and otherwise five percent (5%) of the Participant’s Eligible Basic Compensation.”

9. Section 1.22 (definition of “Enhanced Matching Credits”) is hereby amended by replacing clause (C) thereof in its entirety with the following:

“(C) for Plan Years beginning before January 1, 2016, by reason of a Participant being a QPIP.”

10. Article I is hereby amended by adding the following new defined term as Section 1.28A:

“1.28A. ‘Pension Eligible Participant’ is defined in Section 3.3(c).”

11. Section 3.3(a) is hereby amended by adding the following proviso prior to the colon at the end of the first sentence thereof:

“, provided that, effective for Plan Years beginning on or after January 1, 2016, the rows captioned ‘Under 50’ in the column ‘Age’ of the below table shall not apply to QPIPs and the Administrator shall credit to any QPIP’s Employer Credit Account the applicable percentage of his or her Eligible Deferrals for the Plan Year in accordance with the applicable ‘50 or older’ row of the table set forth below”

12. Section 3.3(b)(i) is hereby amended by adding the following proviso prior to the colon at the end of the first sentence thereof:

“; provided that, effective for Plan Years beginning on or after January 1, 2016, the rows captioned ‘Under 50’ in the column ‘Age’ of the below table shall not apply to QPIPs and the Administrator shall credit to any QPIP’s Employer Credit Account the applicable percentage of his or her Eligible Deferrals for the Plan Year in accordance with the applicable ‘50 or older’ row of the table set forth below”

13. Section 3.3(b)(ii) is hereby amended by inserting the phrase “who is not a QPIP” immediately following the phrase “under age fifty (50)” and immediately before the phrase “(other than Designated Executives)” in the last sentence of the first paragraph thereof and immediately following the phrase “of Vice President or above” and immediately before the phrase “(other than Designated Executives)” in the last sentence of the second paragraph thereof.

14. Section 3.3(c) is hereby amended by adding the following proviso prior to the colon at the end of the first sentence thereof:

“; provided that, for Plan Years beginning on or after January 1, 2016, the term “QPIP” shall include any Participant, regardless of age, who is not a Pension Eligible Participant, other than a Designated Executive”

15. Section 3.3(c) is hereby further amended by adding the following proviso prior to the colon at the end of the third sentence thereof:

“; provided that, for the avoidance of doubt, for Plan Years beginning on or after January 1, 2016, the term “QPIP” shall include any Participant, regardless of age, who is not a Pension Eligible Participant, other than a Designated Executive”

16. Section 3.3(d) is hereby amended by adding the following proviso prior to the period at the end of the first sentence thereof:

“and further provided, that effective for Plan Years beginning on or after January 1, 2016, the foregoing limitation shall not apply in the case of any QPIP, regardless of age”

17. Section 3.4 is hereby amended by replacing the second paragraph thereof in its entirety with the following:

“Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2016, a Participant shall be 100% vested in the balance of his or her Employer Credit Account after completing a Period of Participation of five (5) years (including any portion of his or her Period of Participation occurring prior to January 1, 2016). For the avoidance of doubt, any Participant who has not Separated from Service and who has completed a Period of Participation of five (5) years or more (but fewer than ten (10) years) as of January 1, 2016 shall be 100% vested in the balance of his or her Employer Credit Account as of that date. For Plan Years beginning prior to January 1, 2016, if a Participant who is 50% but not 100% vested in his or her Employer Credit Account takes an in-service withdrawal under Section 5.2, the Participant’s vested interest in his or her Employer Credit Account as of any subsequent date prior to full vesting (the “determination date”) shall be  1⁄2(AB+W) – W where “AB” is the balance of the Employer Credit Account as of the determination date and “W” is that portion of the withdrawal (or withdrawals, if more than one) under Section 5.2 that was attributable to the Employer Credit Account.”

C. A scrivener’s error in Article 5 of the Grandfathered Plan (as defined in the Plan) is hereby corrected by renumbering Section 5.2 as Section 5.1(a) and Section 5.3 as Section 5.1(b), with the subsequent sections of Article 5 adjusted accordingly (i.e., Section 5.4 shall be renumbered Section 5.2 and Section 5.5 shall be renumbered Section 5.3), effective as though included in the Grandfathered Plan at all relevant times.

The action set forth herein with respect to the Grandfathered Plan is intended only to correct a scrivener’s error and is not intended to constitute a “material modification” of the Grandfathered Plan for purposes of Treasury Regulation Section 1.409A-6(a)(4), and shall be construed and applied accordingly.

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IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.

By:	/s/ Mary B. Reynolds
Mary B. Reynolds

Title:	SVP, Treasurer, The TJX Companies, Inc.
Authorized Representative of The TJX Companies, Inc. ERISA Committee

Dated: December 30, 2015

[SIGNATURE PAGE TO FIRST AMENDMENT TO TJX

EXECUTIVE SAVINGS PLAN]